                                                                   EXHIBIT 10.28

    ______________________________________________________________________
    ______________________________________________________________________



                                  BET WEEKEND
                            JOINT VENTURE AGREEMENT
                           a New York Joint Venture


                                by and between



                     Black Entertainment Television, Inc.
                      a District of Columbia corporation,


                                      and



                               Daily News, L.P.
                        a Delaware limited partnership



                                 July 31, 1996



    ______________________________________________________________________
    ______________________________________________________________________

                            JOINT VENTURE AGREEMENT


     JOINT VENTURE AGREEMENT (the "Agreement") is made as of this 31st day of July, 1996 effective as of January 1, 1996, by and between Black Entertainment Television, Inc. a District of Columbia corporation and Daily News, L.P. ("DAILY NEWS"). (The parties are sometimes referred to herein individually as a "Joint Venturer" and collectively as "Joint Venturers".)

     WHEREAS, BET and DAILY NEWS wish to enter into a joint venture (the "Joint Venture") for the development, production and distribution of a weekend newspaper Supplement which would be published at least quarterly during the first year of the term and which would be inserted in the Sunday New York Daily News and other newspapers, and to be targeted toward an African-American audience; and

     WHEREAS, each of the Joint Venturers will contribute capital, resources and certain expertise in marketing, production and distribution to the Joint Venture; and

     WHEREAS, each of the Joint Venturers believe it would be in their best interests to form the Joint Venture.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   CREATION OF JOINT VENTURE.   BET and DAILY NEWS agree to form the Joint
     -------------------------
Venture for the purpose of developing, producing and distributing a weekend newspaper Supplement which would be published at least quarterly during the first year of the term and which would be inserted in the Sunday New York Daily News and other newspapers, and to be targeted toward a middle-class African-American audience (the "Supplement"), and later to be expanded by the Joint Venture to Sunday newspapers in other markets. The parties agree that the Supplement shall be entitled BET Weekend. The Joint Venture shall be formed according to the laws of the State of New York for the limited purpose and scope set forth herein. The rights and obligations of BET and DAILY NEWS and the status, administration and termination of the Joint Venture shall be governed by the laws of the State of New York.

2.   SCOPE OF JOINT VENTURE.
     ----------------------

     A.   The scope of the Joint Venture shall be limited to the following:

          (1) Development of a Supplement focusing on issues and personalities of interest to middle-class African-Americans;

          (2) Production, distribution and sale of advertising of the Supplement; and

          (3) Engagement in all other necessary or ancillary activities to (1) and (2), and such other business(es) as may be agreed to by the Joint Venturers.

     B. Except as provided in Section 17 hereof, nothing in this Agreement shall be deemed to restrict in any way the right of BET and DAILY NEWS to conduct any other business or activity whatsoever for its own account without any accountability to the Joint Venture or the other Joint Venturer.

3.   INTENTIONALLY DELETED.
     ----------------------

4.   INTENTIONALLY DELETED.
     ----------------------

5.   TERM OF JOINT VENTURE.  The Term of this Joint Venture shall commence upon
     ----------------------
the date hereof and terminate on the thirtieth anniversary thereof; provided that the Joint Venture shall earlier terminate (A) upon the occurrence of any of the events set forth in Subsection B of Section 19 hereof or (B) ninety (90) days after the execution of this Agreement if, within said ninety (90) day period or such extension thereof as is mutually agreed upon by the parties, the Joint Venturers have not mutually agreed upon either (i) the budget for the Joint Venture's initial twelve (12) month period, as discussed in Section 7 herein, (ii) the mutual cash contributions and the valuations of cash equivalent contributions as discussed in Subsection 8A herein, or (iii) the valuation of services provided by BET and the Daily News as discussed in Sections 10 and 11 herein; or (C) upon the mutual agreement of the Joint Venturers.

6.   MANAGEMENT BY MANAGING JOINT VENTURER.   Daily News shall be the Managing
     --------------------------------------
Joint Venturer. In its capacity as Managing Joint Venturer, Daily News shall be responsible for the day-to-day management of the Joint Venture, consistent with
Section 9 below. BET shall be responsible for the day-to-day editorial affairs, consistent with Section 9 below.

7.   ANNUAL BUDGET.  The Joint Venturers each agree that the budget agreed upon
     -------------
pursuant to Section 5 above, shall constitute the annual budget of the Joint Venture for its first twelve (12) months (the "Initial Budget"). The budget for any other annual period shall be as mutually agreed to by the parties. In the event that the parties fail to agree on an Initial Budget, the Joint Venture may continue to incur expenses in the regular course of business and pursuant to the terms of this Agreement until such time as the parties dissolve the Joint Venture pursuant to Section 19 hereof.

8.   CAPITAL CONTRIBUTIONS; OWNERSHIP PERCENTAGES; LOANS.
     ---------------------------------------------------

     A. Each Joint Venturer shall make an initial contribution of cash (or mutually agreeable cash equivalent) to the Joint Venture in the amount of one-half of the Initial Budget. Such initial contributions shall be due and payable to the Joint Venture pursuant to a schedule to be mutually agreed upon at the same time as the Initial Budget is established. Cash equivalent contributions are to be valued as mutually agreed upon by the Joint Venturers.

          (1) To the extent that the Joint Venture has insufficient funds or is otherwise unable to satisfy expenses incurred by the Joint Venture, or to pay the expenses of the Joint Venturers, the Managing Joint Venturer shall, from time to time, call upon the Joint Venturers who shall contribute cash to the capital of the Joint Venture or provide cash equivalents in the form of certain services referred to in Sections 10 and 11 (each a "Capital Contribution" and collectively, the "Capital Contributions"). The parties shall mutually agree to the allocation of cash and cash equivalents between the parties. All Capital Contributions shall be made in the following percentages as adjusted pursuant to this Agreement ("Capital Contribution Percentage"):

               BET        -    50%
               DAILY NEWS -    50%

          (2) In each case in which Capital Contributions are required, the Managing Joint Venturer shall provide written notice of the call therefor (the "Call Notice"), which shall specify:

               (a)  The total amount of the call (the "Capital Call");

               (b)  Each Joint Venturer's proportionate amount of the Capital
                    Call;

               (c) The date ("Default Date") by which each Joint Venturer shall make its capital contribution, which Default Date shall be not more than thirty (30) days after the date on which the Call Notice is given.

          (3) Upon the provision of any Call Notice pursuant to Subsection (A) of this Section 8, each Joint Venturer shall contribute the Capital Contribution required by the Call Notice on or before the Default Date.

          (4) If a Joint Venturer fails to make a Capital Contribution, in whole or in part, on or before the applicable Default Date:

               (a) the non-defaulting Joint Venturer may, at its sole discretion, make a Capital Contribution within five (5) business days of the Default Date in an amount less than or equal to the amount not contributed by the defaulting Joint Venturer; and

               (b) the Capital Contribution Percentage and Ownership Percentage (as defined below) of the defaulting Joint Venturer shall be reduced. The Capital Contribution Percentage and Ownership Percentage of the defaulting Joint Venturer immediately following the Capital Call, with respect to which the default occurred (the "Defaulted Capital Call") shall be equal to the total capital contributed by the defaulting Joint Venturer, including any amounts contributed by the defaulting Joint Venturer as part of the Defaulted Capital Call, divided by the total capital contributed by both Joint Venturers as of the time of the Defaulted Capital Call, including all amounts contributed (a) by the Defaulting Joint Venturer as part of the Defaulted Capital Call and (b) by the non-defaulting Joint Venturer pursuant to the provisions of Subsection A(3) and A(4)(a) of this Section 8; and

               (c) the Capital Contribution Percentage and Ownership Percentage of the non-defaulting Joint Venturer shall be increased by an amount consistent with the contributions made. The Capital Contribution Percentage and Ownership Percentage of the non-defaulting Joint Venturer immediately following the Defaulted Capital Call shall be equal to its Capital Contribution Percentage and Ownership Percentage immediately prior to the Defaulted Capital Call, plus the difference between the Defaulting Joint Venturer's Capital Contribution Percentage and Ownership Percentage immediately before the Defaulted Capital Call and immediately thereafter.

          (5) No interest shall accrue or be payable to any Joint Venturer by reason of its Capital Contribution.

     B. Ownership of the Joint Venture shall be in the following percentages (each an "Ownership Percentage" and collectively, the "Ownership Percentages"):

                    BET        -    51%
                    DAILY NEWS -    49%

     C. Loans may be made to the Joint Venture by a Joint Venturer under such terms and conditions as shall be determined by the Managing Joint Venturer and agreed to by BET; provided that if either party has failed to make a Call pursuant to Section 8(A) hereof, the other party may make a loan to the Joint Venture upon reasonable terms at an interest rate not to exceed the Prime Rate as stated from time to time in the Wall Street Journal plus Three Percent (3%). The loan of money to the Joint Venture by any Joint Venturer shall not be treated as a capital contribution but shall be a debt due such Joint Venturer by the Joint Venture.

9.   OPERATION OF JOINT VENTURE.
     ---------------------------

     A.   Duties of Managing Joint Venture
          --------------------------------

     The Joint Venture will be operated under the overall supervision of the Managing Joint Venturer. The Managing Joint Venturer shall be required to obtain the prior consent of BET for any of the following actions:

          (1) Any change in the nature or purpose of the business of the Joint Venture;

          (2)  The development of any new projects or products;

          (3) The adoption of any subsequent annual budgets and the adoption of any budget for any issues of the Supplement;

          (4) The transfer of any Joint Venturer's interest in the Joint Venture or the admission of another Joint Venturer;

          (5) The sale of the business of the Joint Venture, or any merger of the Joint Venture with or into another entity;

          (6) The disposition of all or substantially all of the assets of the Joint Venture, or the discontinuance of the business of the Joint Venture; and

          (7) Any change in the Ownership Percentages, other than as provided in Section 8 hereof, or the fees, expenses or other amounts paid or charged to either Joint Venturer.

          In connection with the above, the Managing Joint Venturer may, without the consent of BET: (1) make any operational decisions related to the Joint Venture, including but not limited to printing, advertising, distribution, pre-press and inserting, consistent with the Annual Budget agreed to by the Parties, and (2) enter into any contracts for other matters not in excess of $10,000.00 per contract; and incur debt up to $5,000.00 in any single occurrence. The Managing Joint Venturer's managerial control, including control of advertising, shall not impede BET's control over the editorial affairs of the Joint Venture.

     B.   Duties of BET
          --------------

          BET shall be responsible for the day-to-day editorial affairs of the Supplement. The parties agree that the editorial focus of the Supplement shall be consistent with the description set forth in Exhibit B. BET may, without the consent of the Managing Joint Venture but consistent with the budget agreed to by the parties, the terms of Exhibit B, general publication standards regarding editorial content and First Amendment principles, make all editorial decisions related to the Joint Venture, including but not limited to: (a) story, photo and art selections; (b) layout; (c) editorial staffing, including recruitment, retention and discharge of permanent and freelance personnel, but excluding the Editor; (d) overall direction of editorial content. BET must obtain the consent of Daily News on any and all matters that relate to the day-to-day management of the Joint Venture and entry into any contracts in excess of $10,000.00. BET shall also provide Daily News with a proposed story selection (i.e., editorial line-up) of each issue of the Supplement and copies of editorial content for each issue by a mutually agreed upon period of time prior to publication date.

     C.   Editor
          ------

          If, at any time, the Editor does not enjoy the support of either Daily News or BET, either party may, with or without cause, immediately terminate the Editor.

     D.   Co-Publishers
          -------------

          Throughout the term of this Agreement, Daily News shall exercise its responsibilities as Managing Joint Venturer through a Co-Publisher that it shall designate, and BET shall exercise its responsibilities as a Joint Venturer through a Co-Publisher that it shall designate.

10.  PROVISION OF SERVICES BY BET.
     -----------------------------

     A. BET or any entity controlling, controlled by or under common control with that of BET shall provide the following services to the Joint Venture:

          (1) Development of overall "look" and length of the Supplement and the subject matter of the articles in each issue of the Supplement, as well as general editorial services;

          (2)  Preparation of each issue for printing; and

          (3) Engagement in all other necessary or ancillary activities to (1) and (2), and such other business(es) as may be agreed to by the Joint Venturers.

     B. The Joint Venture shall reimburse BET for the expenses allocable under generally-accepted accounting principles ("GAAP") to the performance of the services it renders to the Joint Venture.

     C. The parties agree that the services performed by BET shall be valued in a manner mutually agreed upon by the Joint Venturers.

11.  PROVISION OF SERVICES BY DAILY NEWS.
     -----------------------------------

     A. DAILY NEWS or any entity controlling, controlled by or under common control with that of Daily News shall provide or arrange for the provision of the following services to the Joint Venture:

          (1)  Pre-Printing, Printing, insertion and distribution services;

          (2)  Advertising, sales and marketing; and

          (3) Engagement in all other necessary or ancillary activities to (1) and (2), and such other business(es) as may be agreed to by the Joint Venturers.

     B. The Joint Venture shall reimburse DAILY NEWS for the expenses properly allocable under GAAP to the performance of the services it renders to the Joint Venture.

     C. The parties agree that the services performed by Daily News shall be valued in a manner mutually agreed upon by the Joint Venturers.

12.  TAX MATTERS.
     ------------

     A. Except as otherwise provided in the Internal Revenue Code of 1986, as amended (the "Code"), for each taxable year of the Joint Venture, each item of income, gain, loss, deduction or credit shall be allocated to the Joint Venturers in a manner to cause their respective Capital Accounts to be increased or decreased in the same ratio as the ratio of each Joint Venturer's total Capital Contributions to the aggregate Capital Contributions of both Joint Venturers.

     B. The Joint Venture shall, for each taxable year, file a United States partnership income tax return within the time prescribed by law. The Joint Venture shall file such state and local tax returns as may be required by the states in which the Joint Venture or the income thereof may be taxable.

     C. The fiscal and taxable year of the Joint Venture shall be the period as may be required by the Code.

     D. The Managing Joint Venturer is hereby designated as the "Tax Matters Partner" as defined in Section 6231 (a)(7) of the Code. In that capacity, the Managing Joint Venturer shall ensure that:

          (1) The Tax Matters Partner shall comply with the requirements of Sections 6221 through 6233 of the Code.

          (2) The Tax Matters Partner shall promptly take such action as may be necessary to cause all Joint Venturers to become "notice partners" within the meaning of Section 6231(a)(8) of the Code.

          (3) The Tax Matters Partner shall keep the other Joint Venturer informed of all matters which may come to the attention of the Managing Joint Venturer in its capacity as Tax Matters Partner by giving the other Joint Venturer notice thereof within thirty (30) days after the Tax Matters

Partner becomes informed of any such matter or within such shorter period as may be required by statute or regulation.

          (4) The Tax Matters Partners shall not take any action contemplated by Sections 6222 through 6232, inclusive, of the Code without the approval of all Joint Venturers; provided, however, that nothing contained herein shall be
                     --------  -------
construed to limit the ability of the Managing Joint Venturer to take any action under Sections 6222 through 6232, inclusive, of the Code which is left to the determination of a partner so long as such action is not legally binding on the other Joint Venturer.

          (5) The foregoing shall apply equally with respect to any provision of state or local tax law which is similar to sections 6221 through 6232 of the Code.

13.  CAPITAL ACCOUNTS.
     ----------------

          A capital account ("Capital Account") shall be maintained for each Joint Venturer in accordance with Section 704 of the Code and the Treasury Regulations (the "Regulations") promulgated thereunder, including Regulations
Section 1.704-1(b)(2)(iv). It is intended that all allocations shall have substantial economic effect. The Managing Joint Venturer shall take all steps necessary to ensure that allocations have substantial economic effect and shall comply with Section 704 of the Code and the Regulations promulgated thereunder.

14.  DISTRIBUTIONS.
     -------------

     A. At such intervals as the Managing Joint Venturer shall determine, but not less frequently than annually, the Joint Venturers shall determine the amount of cash available for distribution to the Joint Venturers, if any, taking into consideration the current financial position of the Joint Venture, anticipated operating income, expenses and liabilities, projected capital expenditures, and such reserves as shall be deemed prudent by the Joint Venturers. In no event, however, shall any distributions be made until all current expenses and current liabilities that have been incurred by the Joint Venture have been paid in full.

     B. The Joint Venturers shall agree upon the amount of cash available for distribution. All distributions shall occur based on a percentage equal to each Joint Venture's total Capital Contributions divided by the total Capital Contributions of both Joint Venturers.

15.  ACCOUNTING AND RECORDS.
     -----------------------

     A. Books of account and supporting records for the Joint Venture shall be kept by the Managing Joint Venturer. Upon request of any Joint Venturer, such books and records, and all other documents and files of the Joint Venture, shall be made available for examination, audit and copying by representatives of the requesting Joint Venturer at its own expense during regular business hours at the principal office of the Joint Venture.

     B. The books of account and supporting records and all other documents and files of the Joint Venture shall be preserved in good order as long as may be required by any applicable law or by prudent business practice, whichever is longest.

     C.   The Managing Joint Venturer shall deliver to the other Joint Venturer:

          (1) Within thirty (30) days after the end of each fiscal quarter in each fiscal year, a statement of revenues and expenses of the Joint Venture, a statement of changes in financial position of the Joint Venture, a statement of Joint Venturers' capital for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Joint Venture as at the end of such quarterly period; and

          (2) Within ninety (90) days after the end of each fiscal year, a statement of revenues and expenses and a statement of changes in financial position of the Joint Venture, a statement of each Joint Venturer's Capital Contribution and Capital Account as of the end of such year, and a balance sheet of the Joint Venture as at the end of such year.

16.  BANK ACCOUNTS.  All funds received by the Joint Venture shall be handled in
     --------------
the following manner:

     A. All funds shall be deposited promptly in an account to be opened and maintained in the name of the Joint Venture and controlled and managed by the Managing Joint Venturer (the "Account"), at a bank designated by the Joint Venturers. The Managing Joint Venturer shall designate in writing its representative(s) who shall be authorized signatories on the Account.

     B. The opening of the Account shall be authorized by the Managing Joint Venturer in writing.

     C. All disbursements from the Account shall be issued at the sole direction of the Managing Joint Venturer.

17.  WITHDRAWAL FROM JOINT VENTURE.  If either Joint Venturer withdraws from the
     ------------------------------
Joint Venture, prior to its expiration in accordance with Subsection 19(B)(2) or if an event described in Subsection 19(B)(1) occurs, then the non-withdrawing or non-defaulting Joint Venturer, as the case may be shall be permitted to proceed with the operation and distribution of the existing Supplement; provided, however, in any event the Daily News shall have no continuing rights in, and shall promptly discontinue all use of the name "BET Weekend". In the event that BET is the withdrawing or defaulting Joint Venturer, BET shall not use the name "BET Weekend" for a period of twelve (12) months from the date of termination of the Joint Venture. Notwithstanding the foregoing, the withdrawing or defaulting Joint Venturer shall be responsible for all liabilities of the Joint Venture incurred through dissolution as provided in Subsection 20(A)(1), (2) and (3) before such party's withdrawal or default (and, in the case of a defaulting Joint Venturer, all liabilities arising from such default). No amount shall be distributed to the withdrawing or defaulting Joint Venturer pursuant to Subsection 20(A)(4). Upon a withdrawal from the Joint Venture pursuant to the terms of this Section 17, legal title to the property of the Joint Venture, including without limitation any logos, trademarks, tradenames or copyrights (except as otherwise stated herein) shall be retained by the non-withdrawing or non-defaulting party. In no event shall a defaulting party retain legal title to the property of the Joint Venture (except as otherwise set forth herein).

18.  INTENTIONALLY DELETED.
     ----------------------

19.  DISSOLUTION.
     -----------

     A. Neither Joint Venturer shall have the right, power or authority at any time to sell, transfer, pledge, or otherwise dispose of all or any part of its interest in the Joint Venture, whether voluntarily or by operation of law (excluding any internal partnership or corporate reorganization of either party or the transfer, sale or other disposition of either party's interest to a wholly owned subsidiary or affiliate; provided, however, such transfer is consistent with Section 24(I)), without first obtaining the prior written approval of the other Joint Venturer.

     B. The Joint Venture shall be dissolved upon the occurrence of any of the following events:

          (1) An Event of Default, as defined in Section 22 hereof, which is not cured by the defaulting Joint Venturer within thirty (30) days of the provision of notice of such default by the non-defaulting Joint Venturer;

          (2) Upon not less than ninety (90) days' prior written notice, withdrawal of a Joint Venturer;

          (3) The bankruptcy, insolvency or complete liquidation or dissolution of either Joint Venturer, but, in the case of such complete liquidation or dissolution, such liquidated and dissolved Joint Venturer shall remain fully and entirely liable to the Joint Venture and any other Joint Venturer for any and all of the liabilities of such liquidated and dissolved Joint Venturer;

          (4)  The mutual agreement of the Joint Venturers;

          (5) The disposition of all or substantially all of the assets of the Joint Venture; or

          (6) The occurrence of any other event causing the dissolution of a partnership under the laws of the State of New York; or

          (7)  The expiration of the Term of the Joint Venture referred to in
Section 5 herein.

     C. The Joint Venture shall terminate when all of its assets shall have been disposed of (except for any liquid assets not so disposed of), and the net proceeds therefrom, as well as any other liquid assets of the Joint Venture, shall, after payment of or due provision for all liabilities to creditors of the Joint Venture (including loans, if any, from the Joint Venturers to the Joint Venture), have been distributed to the Joint Venturers in accordance with
Section 20 hereof.

     D. Notwithstanding the foregoing, upon the Event of Dissolution under Subsection 19B(1) or B(2), the provisions of Section 17 shall apply. Upon any other Event of Dissolution, neither Joint Venturer shall be permitted to proceed with the operation and distribution of the existing Supplement, without the consent of the other and the Joint Venture will be terminated in accordance with
Section 20, but it is understood and agreed that either or both Joint Venturers may proceed with the operation and distribution of newspaper supplement, whether or not substantially similar to the Supplement, without the other Joint Venturer's consent.

20.  DISTRIBUTION UPON TERMINATION AND DISSOLUTION.
     ---------------------------------------------

     A. Upon the termination and dissolution of the Joint Venture, except as provided in Section 17, herein the Managing Joint Venturer shall liquidate the Joint Venture as promptly as possible, but in an orderly and businesslike manner. The proceeds of such liquidation shall be distributed and applied in the following order of priority:

          (1) The payment of the debts and liabilities of the Joint Venture to third parties;

          (2) The payment of the debts and liabilities of the Joint Venture to the Joint Venturers, on a pro-rata basis according to the percentages of such debts and liabilities;

          (3) The establishment of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Venture arising out of or in connection with the business of the Venture, as shall be mutually agreed upon by the Joint Venturers. Such reserves shall be placed in an escrow account by the Managing Joint Venturer, to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the Joint Venturers shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

          (4) The balance, if any, to the Joint Venturers in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods. If any Joint Venturer's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which such liquidation occurs), such Joint Venturer shall, by the end of the taxable year of the liquidation (or, if later, within ninety (90) days after the date of the liquidation), contribute to the capital of the Venture the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(B)(3).

     B. All property which cannot reasonably be liquidated shall be allocated among the Joint Venturers on a pro-rata basis according to the percentages in which Capital Contributions are made, based on the aggregate fair market value of the property.

21.  REPRESENTATIONS AND WARRANTIES.  Each Joint Venturer hereby represents and
     -------------------------------
warrants to the other as follows:

     A.   Organization and Good Standing.  It is a corporation or limited
          ------------------------------
partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate or partnership power and authority to conduct its business as it is now being conducted, to own, lease and operate its assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

     B.   Authority.  This Agreement constitutes the legally valid and binding
          ---------
obligation of it enforceable against it in accordance with its terms. The Joint Venturer has the full corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the other agreements contemplated herein have been authorized by all requisite corporate or partnership action on the part of the Joint Venturer.

     C.   No Breach.  Neither the execution and delivery of this Agreement nor
          ----------
the consummation of the transactions contemplated herein will (i) violate any provision of its Articles of Incorporation or Bylaws or Partnership Agreement, or (ii) result in a breach of, or constitute any default under, any contract, agreement or instrument to which it is a party.

     D.   Consents and Approvals.  The execution and delivery by Joint Venturer
          ----------------------
of this Agreement, the performance by it of its obligations hereunder and the consummation by Joint Venturer of the transactions contemplated hereby do not require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, partnership, person, firm or other entity, or any governmental or judicial authority, which consent, approval or action has not already been obtained.

22.  DEFAULT.
     --------

     The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement unless expressly waived in writing by the non-defaulting Joint Venturer:

     A. Either Joint Venturer shall fail to make any Capital Contribution prior to the applicable Default Date;

     B. Either Joint Venturer shall make any material representations or warranties in this Agreement or in any certificate or statement furnished at any time under or in connection herewith or therewith which were false or materially misleading when made or furnished hereunder;

     C. Either Joint Venturer shall materially default in its material obligations of this Agreement;

23.  INDEMNIFICATION.
     ---------------

     A.   Indemnity.
          ---------

          (1) Each Joint Venturer agrees to indemnify and hold harmless the other and each of its partners and all of their respective officers, directors, employees and agents against any and all claims, damages, liabilities, losses, penalties, fines, forfeitures, reasonable attorneys' fees, judgments, amounts paid in settlement and related litigation costs, and other fees and expenses which result from the gross negligence or willful misconduct of such Joint Venturer, its principals, employees, agents, or permitted assigns in connection with its performance under this Agreement.

          (2) BET agrees to indemnify and hold harmless the other and each of its partners and all of their respective officers, directors, employees and agents against any and all claims, damages, liabilities, losses, penalties, fines, forfeitures, reasonable attorneys' fees, judgments, amounts paid in settlement and related litigation costs, and other fees and expenses which result from the editorial decisions made by BET or its designees of the Supplement.

     B.   Notice of Claims.
          ----------------

          (1) The Joint Venturer seeking indemnification (the "Indemnitee") shall immediately notify the Joint Venturer from whom indemnification is sought (the "Indemnitor") if it receives a complaint, claim or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification, but failure to provide such notice shall not relieve the Indemnitor from any duty to indemnify unless the Indemnitor is materially prejudiced by such failure and had no actual knowledge of such complaint, claim or other notice.

          (2) With respect to any claim made or threatened against the Indemnitee for which the Indemnitee is or may be entitled to indemnification, the Indemnitee shall:

               (a) Give written notice to the Indemnitor of such claim as soon as practicable after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount of the claim);

               (b) Provide the Indemnitor such information and cooperation with respect to such claim as the Indemnitor may reasonably require, including, without limitation, making appropriate personnel available to the Indemnitor at such reasonable times as the Indemnitor shall request;

               (c) Cooperate and take all such steps as the Indemnitor may reasonably request to preserve and protect any defense of such claim;

          (3) In the event suit is brought with respect to such claim, upon reasonable prior notice, the Indemnitee shall afford to the Indemnitor the right, which the Indemnitor may exercise in its sole discretion and at its expense, to participate and control in the investigation, defense, and settlement of such claim;

               In such case Indemnitor shall not release or settle such claim or make any admission with respect thereto (other than routine or incontestable admission or factual admissions the failure to make which would expose the Indemnitee to unindemnified liability) without the prior written consent of the Indemnitee.

24.  MISCELLANEOUS.
     --------------

     A.   Office Space.  The Joint Venture shall operate from a location to be
          ------------
determined by the parties.

     B.   Joint Liability.  Both Joint Venturers shall be equally liable for all
          ---------------
obligations of the Joint Venture.

     C.   Legal Title to Joint Venture Property.
          -------------------------------------

          (1) Legal title to Joint Venture property, including any logos, trademarks, tradenames or copyrights (except as set forth below), shall be held in the name of the Joint Venture. Subject to the provisions of Section 9 hereof, the Managing Joint Venturer shall have the right, power and authority, acting for and on behalf of the Joint Venture, to enter into and execute any lease, contract, agreement, bill of sale, deed, mortgage or other instrument or document required or otherwise appropriate to lease, sell, mortgage, convey or finance the Joint Venture property (or any part thereof) and to convey the Joint Venture property in fee simple by deed, mortgage or otherwise.

          (2) Each party shall retain any and all rights to the use of each party's respective names or tradenames and any of the tradenames or service marks currently held by that party or its parent company or any entity under common control with that of the party. In the event that the Joint Venture uses any name or mark of one of the parties, the Joint Venture shall enter into a license agreement for the use of such names or marks on a no-cost basis. Upon dissolution of the Joint Venture, all such license agreements automatically terminate.

     D.   Terminology.  All pronouns and any variations thereof shall be deemed
          -----------
to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     E.   Notices.  Any and all notices, calls, offers, acceptances, or other
          -------
communications provided for herein shall be given in writing, by telecopy, overnight delivery or U.S. certified or registered mail, return receipt requested, postage prepaid;

If to BET:                    Debra L. Lee, President and COO
                              Black Entertainment Television, Inc.
                              One BET Plaza
                              1900 W Place, N.E.
                              Washington, DC  20018

If to Daily News, L.P.:       Les Goodstein,
                              Associate Publisher
                              c/o Daily News, L.P.
                              450 West 33rd Street
                              New York, NY  10001

cc:                           Martin D. Krall, Esq.
                              c/o Daily News, L.P.
                              450 West 33rd Street
                              New York, NY  10001

or to such other address as any of them may from time to time designate by notice to the other Joint Venturer. Any such notice or other communication shall be deemed delivered when sent or mailed. Notice by overnight courier, facsimile or by hand shall be deemed delivered when received by the addressee.

     F.   No Waiver.  This Agreement may not be changed or terminated orally.
          ---------
No waiver of any provision of this Agreement shall be valid unless in writing. No waiver of a breach of or default under any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of any kind. No delay or omission to exercise any right or power accruing upon any breach or default shall impair such right or power or be construed to be a waiver of any such breach or default or an acquiescence therein.

     G.   Other Businesses.  Except as provided herein, nothing contained herein
          ----------------
shall be construed to constitute either Joint Venturer as the agent of the other Joint Venturer or to limit in any manner the Joint Venturers in the carrying on of their own respective businesses or activities. Except as provided in Sections 17 and 19D hereof, either Joint Venturer may engage in and/or possess any interest in other business ventures of every nature and description, independently or with others, whether existing as of the date hereof or hereafter coming into existence; and neither the Joint Venture nor either Joint Venturer shall have any rights in or to any such independent ventures or the income or profits derived therefrom.

     H.   Limits of Joint Venture.  This Agreement shall be construed and deemed
          -----------------------
to create a joint venture for the sole purpose of developing, distributing and marketing the Supplement. Except as expressly authorized by this Agreement or otherwise in a written document signed by both Joint Venturers, neither Joint Venturer shall act as an agent for or otherwise bind the other Joint Venturer or hold itself out to third parties as having authority to act on behalf of the other Joint Venturer. Neither the Joint Venture nor any Joint Venturer shall be responsible or liable for any indebtedness of another Joint Venturer incurred either before or after the execution of this Agreement, other than those joint responsibilities, liabilities, indebtedness or obligations incurred from and after the date hereof pursuant to and as limited by the terms of this Agreement.

     I.   Assignability.  Neither party may assign or pledge this Agreement
          -------------
without the prior written consent of the other party, which consent may be withheld for any reason; provided, however, that either party may assign, transfer, sale or otherwise dispose of its obligations under this Agreement for the purposes of (i) internal partnership or corporate reorganization or (ii) to a wholly owned subsidiary or affiliate. In the event that either party assigns this Agreement pursuant to the terms of this Section 24(I), the assigning party shall remain liable for the performance of the obligations of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Joint Venturers and their permitted assignees.

     J.   Cost of Performance.  Except as otherwise set forth herein, each Joint
          --------------------
Venturer shall bear its own costs and expenses in performing the terms of this Agreement.

     K.   Notice of Claims.  Each Joint Venturer shall immediately notify the
          ----------------
other Joint Venturer in writing of any and all litigation and claims made or threatened against one or more of the Joint Venturers in connection with this Agreement. The Managing Joint Venturer shall oversee all litigation instituted by or against the Joint Venture.

     L.   Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the laws of the State of New York. In the event any litigation should arise concerning this Agreement, the Joint Venturers hereby specifically consent to the jurisdiction of any federal or local court sitting within the State of New York.

     M.   Entire Agreement.  This Agreement represents the full and complete
          ----------------
understanding of the Joint Venturers with respect to the subject matter hereof, replacing and superseding all prior agreements and understandings.

     N.   Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be valid under applicable law, but if such provision is invalid or prohibited under said law, then such provision shall be ineffective only to the extent of such invalidity or prohibition, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     O.   Execution in Counterparts.  This Agreement may be executed in any one
          -------------------------
or more counterparts, each of which shall be deemed an original hereof and all of which when taken together shall constitute one and the same instrument. This Agreement may be delivered by telecopier.

     P.   Binding Agreement.  This Agreement shall not be binding upon either
          -----------------
party unless and until it is signed by both parties hereto and a fully executed original of the Agreement is delivered to each party.

     IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date and year first above written.

BLACK ENTERTAINMENT TELEVISION, INC.         DAILY NEWS, L.P.
                                             By New DN Company its General
                                             Partners

 /s/ Debra L. Lee                             /s/ Martin D. Krall
------------------------------------         -----------------------------------
Debra L. Lee, President and COO              Name: Martin D. Krall,
                                                  ------------------------------
                                                   Executive Vice President

Date:  July 31, 1996                         Date:______________________________
      ------------------------------

                                                                       EXHIBIT A
                                                                       ---------


                             INTENTIONALLY DELETED
                             ---------------------

                                                                       EXHIBIT B


The editorial parties agree that editorial focus of the Supplement will be as follows:

BET Sunday magazine will be designed and edited for African-Americans of all ages who want cutting-edge and culturally relevant information about what's going on in the world around them. Personality-driven articles will allow readers to examine issues, events and lifestyles through the eyes of individuals much like themselves and to get an up-close look at the celebrities and other prominent people who captivate their attention. This one-of-a-kind publication will offer readers a lively and comprehensive package that they won't find anywhere else. Coverage will include features, profiles of intriguing individuals from all walks of like, culture, activism, stories of triumph, home furnishings, interior design, fashion, health, fitness, business, personal finance, careers, pastimes, sports, arts and entertainment, books, technology, food, new products, trends, and adventure. Although BET Sunday Magazine is targeted to African-Americans, readers of all backgrounds will be attracted to this high-quality publication with its striking design, top-notch reporting, upbeat writing and arresting photography.